UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2022

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On May 3, 2022, Phathom Pharmaceuticals, Inc. (“Phathom” or the “Company”), announced that the U.S. Food and Drug Administration (“FDA”) approved both VOQUEZNA™ TRIPLE PAK™ (vonoprazan tablets, amoxicillin capsules, clarithromycin tablets) and VOQUEZNA™ DUAL PAK™ (vonoprazan tablets, amoxicillin capsules), for the treatment of Helicobacter pylori (“H. pylori”) infection in adults. VOQUEZNA treatment regimens contain antibiotics conveniently packaged with vonoprazan, a novel potassium-competitive acid blocker and the first innovative acid suppressant from a new drug class approved in the United States in over 30 years. The two New Drug Applications for these products were given priority review designation by the FDA and previously designated as qualified infectious disease products (“QIDP”).

H. pylori is a bacterial pathogen estimated to affect nearly 115 million people in the United States, and over the last few decades, eradication rates have dropped to below 80%. If left untreated, H. pylori infection can lead to serious complications, such as peptic ulcer disease and non-cardia gastric cancer. Acid suppressant therapy has long been established as a backbone for H. pylori treatment regimens to enhance antibiotic effectiveness. It was hypothesized that a more potent acid suppressant agent such as vonoprazan may help improve eradication rates of current regimens.

VOQUEZNA TRIPLE and DUAL PAKs are expected to be available in the U.S. in the third quarter of 2022 and marketed exclusively by the Company.

Forward Looking Statements

Phathom cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the Phathom’s plans to launch vonoprazan-based therapies for treatment of H. pylori infection in the third quarter of 2022 and the ability of vonoprazan-based treatments to address declining H. pylori eradication rates. The inclusion of forward-looking statements should not be regarded as a representation by Phathom that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in Phathom’s business, including, without limitation: Phathom’s ability to access additional capital under the term loan facility is subject to certain conditions; the inherent risks of clinical development of vonoprazan; Phathom’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of vonoprazan that may limit its development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Phathom’s QIDP designations may not actually lead to extended exclusivity; Phathom’s ability to obtain and maintain intellectual property protection for vonoprazan; Phathom’s ability to comply with its license agreement with Takeda; Phathom’s ability to maintain undisrupted business operations due to the ongoing spread of the COVID-19 coronavirus, including delaying or otherwise disrupting its clinical trials, manufacturing and supply chain, and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Phathom undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: May 3, 2022	By:	/s/ Larry Miller
Larry Miller
General Counsel and Secretary